UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2007
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PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

25 Phillips Parkway
Montvale, New Jersey 07645
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 581-2401

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On October 26, 2007, Platinum Energy’s stockholders approved its acquisition of the assets of Tandem Energy Corporation at a Special Meeting of Stockholders. Following the Special Meeting of Stockholders, Platinum Energy completed the acquisition of the assets of Tandem Energy Corporation. A copy of the press release issued by Platinum Energy on October 26, 2007 is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

At the Special Meeting of Stockholders, 1,802,205 shares of Platinum Energy’s common stock (representing 13.3% of the shares of common stock issued in the IPO) were voted “AGAINST” adoption of the Asset Acquisition Agreement and exercised the right to convert such shares into $7.80 per share in cash, representing the pro rata portion of the trust account maintained by Platinum Energy, plus interest, calculated as of October 24, 2007. If holders of all of the shares requesting conversion comply with the conversion procedures in a timely fashion, there will be 24,068,675 shares of Platinum Energy’s common stock outstanding, including the shares of Platinum Energy common stock issued in connection with the asset acquisition.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

99.1	Press Release, dated October 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.
Dated: October 29, 2007
	By:	/s/ Barry Kostiner
Barry Kostiner
Chief Executive Officer